Exhibit 99.1

Erie Indemnity Reports Fourth Quarter 2011 Results

4Q 2011 Highlights

Indemnity Shareholder Interest:

•	Net income attributable to Indemnity per share-diluted was $0.49 per share in the fourth quarter of 2011 compared to net income per share-diluted of $0.22 per share in the fourth quarter of 2010. The fourth quarter 2010 net income amount includes $0.13 per share-diluted of income related to operations sold to the Exchange and a $0.31 per share-diluted charge related to the sale of Erie Family Life.

•	Operating income attributable to Indemnity per share-diluted (excluding net realized gains or losses, impairments on investments and related taxes) was $0.47 per share in the fourth quarter of 2011 compared to $0.32 per share-diluted in the fourth quarter of 2010. The fourth quarter 2010 operating income amount includes $0.13 per share-diluted of income related to operations sold to the Exchange and a $0.31 per share-diluted charge related to the sale of Erie Family Life.

•	Indemnity’s management operations pretax income increased to $34 million in the fourth quarter of 2011 from $29 million in the fourth quarter of 2010. The gross margin from management operations increased to 13.0 percent in the fourth quarter of 2011 from 12.0 percent in the fourth quarter of 2010.

•	Indemnity’s investment operations pretax income totaled $7 million for the fourth quarter of 2011 compared to $11 million for the fourth quarter of 2010.

Erie, Pa., February 27, 2012 – Erie Indemnity Company (NASDAQ: ERIE) today announced fourth quarter 2011 earnings of $26 million, compared to earnings of $12 million in the fourth quarter of 2010. Operating income was $25 million in the fourth quarter of 2011, compared to operating income of $17 million in the fourth quarter of 2010.

Note: The accompanying consolidated financial statements of Erie Indemnity Company (“Indemnity”) reflect the consolidated results of Indemnity and the Erie Insurance Exchange (“Exchange”), which we refer to collectively as the “Erie Insurance Group.”

Indemnity or Indemnity shareholder interest refers to the interest in Erie Indemnity Company owned by the Class A and Class B shareholders. The Exchange refers to the noncontrolling interest held for the interest of the subscribers (policyholders) and includes its interest in its property and casualty subsidiaries and Erie Family Life Insurance Company (“EFL”).

The following table shows the consolidated results of the Erie Insurance Group by operating segment:

Results of the Erie Insurance Group’s Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	4Q’11	4Q’10	4Q’11	4Q’10	4Q’11	4Q’10	4Q’11	4Q’10

Management operations	$34	$29	$-	$-	$(26)	$(21)	$8	$8
Property and casualty insurance operations	—	3	68	42	30	24	98	69
Life insurance operations	—	3	12	10	(1)	0	11	13
Investment operations	7	11	304	319	(3)	(3)	308	327

Income from operations before income taxes and noncontrolling interest	41	46	384	371	—	—	425	417
Provision for income taxes	15	34	129	129	—	—	144	163

Net income	$26	$12	$255	$242	$-	$-	$281	$254

The following sections highlight and discuss the results of management operations, property and casualty insurance operations, life insurance operations and investment operations related to the Indemnity shareholder interest.

Management Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	4Q’11	4Q’10	4Q’11	4Q’10	4Q’11	4Q’10	4Q’11	4Q’10

Management fee revenue, net	$251	$236	$—	$—	$(251)	$(236)	$—	$—
Service agreement revenue	8	8	—	—	—	—	8	8

Total revenue from management operations	259	244	—	—	(251)	(236)	8	8
Cost of management operations	225	215	—	-	(225)	(215)	-	-

Income from management operations before taxes	$34	$29	$—	$-	$(26)	$(21)	$8	$8

Gross margin	13.0%	12.0%

•	The management fee rate was 25 percent for both the fourth quarters of 2011 and 2010. Direct written premiums of the property and casualty insurance operations, upon which the management fee is calculated, increased 6.7 percent in the fourth quarter of 2011, due to a 2.5 percent increase in policies in force and an increase in average premium. The year-over-year average premium per policy for all lines of business increased 3.3 percent at December 31, 2011, compared to an increase of 1.1 percent at December 31, 2010.

•	The cost of management operations increased to $225 million in the fourth quarter 2011 from $215 million in the fourth quarter of 2010. Fourth quarter 2011 commissions increased $2 million compared to the fourth quarter of 2010, while fourth quarter 2011 non-commission expense increased $8 million. The increase in non-commission expense was primarily due to increases in professional fees and software expenses of $6 million, and agent related expenses of $2 million.

•

Property and Casualty Insurance Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	4Q’11	4Q’10	4Q’11	4Q’10	4Q’11	4Q’10	4Q’11	4Q’10

Net premiums earned	$—	$55	$1,060	$944	$-	$-	$1,060	$999

Losses and loss expenses	—	37	696	633	(1)	(1)	695	669
Policy acquisition and other underwriting expenses	—	15	296	269	(29)	(23)	267	261

Total losses and expenses	—	52	992	902	(30)	(24)	962	930

Income from property and casualty insurance operations before taxes	$—	$3	$68	$42	$30	$24	$98	$69

Combined ratio	—	95.3%	93.5%	95.3%

•	Prior to and through December 31, 2010, the underwriting results retained by Erie Insurance Company (“EIC”) and Erie Insurance Company of New York (“ENY”) accrued to the Indemnity shareholder interest. Due to the sale of Indemnity’s property and casualty subsidiaries to the Exchange on December 31, 2010, all property and casualty underwriting results accrue to the interest of the subscribers (policyholders) of the Exchange, or noncontrolling interest, beginning in the first quarter of 2011.

Life Insurance Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	4Q’11	4Q’10	4Q’11	4Q’10	4Q’11	4Q’10	4Q’11	4Q’10

Total revenue	$—	$9	$43	$36	$(1)	$0	$42	$45
Total benefits and expenses	—	6	31	26	0	0	31	32

Income from life insurance operations before taxes	$—	$3	$12	$10	$(1)	$0	$11	$13

•	Prior to and through March 31, 2011, Indemnity retained a 21.6 percent ownership interest in EFL which accrued to the Indemnity shareholder interest. Due to the sale of Indemnity’s ownership interest in EFL to the Exchange on March 31, 2011, 100 percent of the life insurance results accrue to the interest of the subscribers (policyholders) of the Exchange, or noncontrolling interest, beginning in the second quarter of 2011.

Investment Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	4Q’11	4Q’10	4Q’11	4Q’10	4Q’11	4Q’10	4Q’11	4Q’10

Net investment income	$4	$9	$83	$80	$(3)	$(3)	$84	$86
Net realized gains (losses) on investments	2	(8)	227	202	—	—	229	194
Net impairment losses recognized in earnings	0	0	(1)	0	—	—	(1)	0
Equity in earnings (losses) of limited partnerships	1	10	(5)	59	—	—	(4)	69
Goodwill Impairment	—	—	—	(22)	—	—	—	(22)
Income from investment operations before taxes	$7	$11	$304	$319	$(3)	$(3)	$308	$327

•	Net investment income, which primarily includes interest and dividends on bonds and stocks, decreased $5 million in the fourth quarter of 2011. The fourth quarter of 2010 includes $6 million of net investment income from EIC, ENY and Erie Insurance Property & Casualty Company which were sold to the Exchange on December 31, 2010.

•	Net realized gains on investments totaled $2 million in the fourth quarter of 2011, compared to losses of $8 million recorded in the fourth quarter of 2010. The net realized gains generated in the fourth quarter of 2011 were primarily due to increases in the valuation on the common stock portfolio. The net realized losses generated in the fourth quarter of 2010 were primarily due to the sale of limited partnership holdings as a part of a tax planning strategy to recapture tax paid on previous period capital gains that were due to expire.

•	Equity in earnings of limited partnerships decreased $9 million in the fourth quarter of 2011. Losses on private equity limited partnerships totaled $3 million in the fourth quarter of 2011, compared to earnings of $5 million in the fourth quarter of 2010.

Year-to-Date 2011 Results

Results of the Erie Insurance Group’s Operations
							Erie
	Indemnity		Noncontrolling		Elimination of related		Insurance
	shareholder interest		interest (Exchange)		party transactions		Group
(dollars in millions)	2011	2010	2011	2010	2011	2010	2011	2010
Management operations	$208	$202	$-	$-	$(175)	$(168)	$33	$34
Property and casualty insurance operations	—	0	(378)	(3)	188	179	(190)	176
Life insurance operations	3	11	47	39	(2)	0	48	50
Investment operations	45	56	433	694	(11)	(11)	467	739

Income from operations before income taxes and noncontrolling interest	256	269	102	730	—	—	358	999
Provision for income taxes	87	107	3	232	—	—	90	339

Net income	$169	$162	$99	$498	$—	$—	$268	$660

•	Net income attributable to Indemnity per share-diluted was $3.08 per share for the year ending December 31, 2011 compared to net income per share-diluted of $2.85 per share for the year ending December 31, 2010. The year ending December 31, 2011 net income amount includes $0.02 per share-diluted related to operations sold to the Exchange compared to $0.47 per share-diluted for the year ending December 31, 2010. Also, Indemnity’s 2010 provision for income taxes reflects a charge of $18 million, or $0.31 per share-diluted, for a deferred tax expense related to the sale of its 21.6 percent ownership interest in EFL to the Exchange.

•	Operating income attributable to Indemnity per share-diluted (excluding net realized gains or losses, impairments on investments and related taxes) was $3.04 per share for the year ending December 31, 2011 compared to $2.88 per share-diluted for the year ending December 31, 2010. The year ending December 31, 2011, operating income amount includes $0.02 per share-diluted related to operations sold to the Exchange compared to $0.42 per share-diluted for the year ending December 31, 2010. Also, Indemnity’s 2010 provision for income taxes reflects a charge of $18 million, or $0.31 per share-diluted, for a deferred tax expense related to the sale of its 21.6 percent ownership interest in EFL to the Exchange.

•	Indemnity’s management operations pretax income increased to $208 million for the year ending December 31, 2011, from $202 million for the year ending December 31, 2010, driven primarily by a 5.9 percent increase in direct written premiums of the Property and Casualty Group. The gross margin from management operations decreased to 18.9 percent for the year ending December 31, 2011, from 19.4 percent for the year ending December 31, 2010, as a result of expense growth slightly outpacing revenue growth.

•	Indemnity’s investment operations pretax income totaled $45 million for the year ending December 31, 2011 compared to $56 million for the year ending December 31, 2010.

Share Repurchase Program

In the fourth quarter of 2011, we repurchased 0.3 million shares of our outstanding Class A nonvoting common stock at a total cost of $23 million in conjunction with our current stock repurchase program. For the year, we repurchased 2.2 million shares at a total cost of $155 million. In October 2011, our Board of Directors approved a continuation of the current stock repurchase program for a total of $150 million, with no time limitation. As of February 17, 2012, we had approximately $128 million in repurchase authority remaining under the program.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 12th largest automobile and 14th homeowners insurer in the United States based on direct premiums written and the 20th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has over 4.3 million policies in force and operates in 11 states and the District of Columbia.  Erie Insurance Group is a FORTUNE 500 company.

Erie Insurance is proud to be named a J.D. Power and Associates’ 2011 Customer Service Champion and is one of only 40 companies so named in the U.S.  Erie Insurance has also been recognized on the list of Ward’s 50 Group of top performing insurance companies.  The Ward’s 50 award analyzes the financial performance of 3,000 property and casualty companies and nearly 800 life and health insurance companies and recognizes the top performers for achieving outstanding financial results in safety and consistency over a five-year period (2006-2010).

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein. Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, agency relationships, and compliance with contractual and regulatory requirements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

Risk factors related to the Indemnity shareholder interest:

•	dependence on Indemnity’s relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement;

•	ability to attract and retain talented management and employees;

•	ability to maintain uninterrupted business operations, including information technology systems;

•	factors affecting the quality and liquidity of Indemnity’s investment portfolio;

•	credit risk from the Exchange;

•	Indemnity’s ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigations against Indemnity.

Risk factors related to the non-controlling interest owned by the Exchange, which includes the Property and Casualty Group and EFL:

•	general business and economic conditions;

•	dependence upon the independent agency system;

•	ability to maintain our reputation for customer service;

•	factors affecting insurance industry competition;

•	changes in government regulation of the insurance industry;

•	premium rates and reserves must be established from forecasts of ultimate costs;

•	emerging claims, coverage issues in the industry, and changes in reserve estimates related to the property and casualty business;

•	changes in reserve estimates related to the life business;

•	severe weather conditions or other catastrophic losses, including terrorism;

•	the Exchange’s ability to acquire reinsurance coverage and collectability from reinsurers;

•	factors affecting the quality and liquidity of the Exchange’s investment portfolio;

•	the Exchange’s ability to meet liquidity needs and access capital;

•	the Exchange’s ability to maintain acceptable financial strength rating;

•	outcome of pending and potential litigations against the Exchange; and

•	dependency upon the service provided by Indemnity.

A forward-looking statement speaks only as of the date on which it is made and reflects Indemnity’s analysis only as of that date. Indemnity undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.